UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2011

PROTECT PHARMACEUTICAL CORPORTION
(Exact name of registrant as specified in its charter)

NEVADA	000-54001	27-1877179
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

116 Village Boulevard, Suite 200, Princeton, New Jersey 08540
(Address of principal executive offices)

Registrant's telephone number, including area code:                                                                                                           (609) 945-3938

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 2.01   Completion of Acquisition or Disposition of Assets.

On January 31, 2011, Protect Pharmaceutical Corporation (the “Company”) finalized and closed that certain Patent Purchase Agreement (the “Agreement”) with Grünenthal GmbH, a company organized under the laws of Germany (“Grünenthal”).  Pursuant to the terms of the Agreement, the Company sold to Grünenthal all of the Company’s rights, title and interest in and to certain inventions described and claimed in certain patents and patent applications (collectively “the Patents”), including without limitation, all extensions, continuations, provisionals, derivatives and related applications thereof.  The Patents relate to Opioid Formulations and Methods of treating acute and chronic pain.

In exchange for the Patents, Grünenthal agreed to pay the Company the cash consideration of $1,600,000, of which $1,450,000 was paid at the closing and $150,000 to be paid after transfer of all documents and data relating to the Patents.  The Company originally acquired the subject Patents sold to Grünenthal, together with other inventions and patents, in February 2010 pursuant to a Patent Acquisition Agreement with Nectid, Inc., a privately held New Jersey company.  Under the terms of the Patent Acquisition Agreement and Addendum, the Company agreed that in the event the Company sold out right any of the patents acquired from Nectid without first undertaking any development of the patents, the proceeds from such sale would be divided, 60% to Nectid and 40% to the Company.  Accordingly, the Company will realize 40%, or $640,000 from the proceeds of the sale and the balance will be paid to Nectid.  The Company retains all other inventions, patents and technologies initially acquired from Nectid.

The Company’s Chief Operating Officer and director, Ramesha Sesha, is the inventor of all the Patents and is also a principal and former President of Nectid.  Mr. Sesha was not affiliated with the Company at the time the Patents were initially acquired from Nectid in February 2010.  Although Nectid was not a party to the Agreement with Grünenthal, it will benefit pursuant to the terms of its Patent Acquisition Agreement and Addendum with the Company.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01                                Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.                           Description

10.1           Patent Purchase Agreement
______________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protect Pharmaceutical Corporation

Date: February 4, 2011	By:	/s/ Ramesha Sesha
Ramesha Sesha
Chief Operating Officer